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                                                                  EXHIBIT 23.1.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 of our report dated February 21, 2000 relating to the consolidated financial statements and financial statement schedule of Gothic Energy Corporation, which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.



/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

Tulsa, Oklahoma
September 29, 2000